[Letterhead of KPMG Peat Marwick LLP]




The Board of Directors
Del Monte Foods Company:

We consent to the use of our report incorporated herein by reference in the Registration Statement Form S-8 of Del Monte Foods Company.


                                        /s/ KPMG Peat Marwick LLP


San Francisco, California
November 20, 1997